UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 20, 2011 (the “Original Report”), by Celgene Corporation (the “Company”), in order to supplement the information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s Annual Meeting of Stockholders held on June 15, 2011. Except for the foregoing, this amendment does not amend, modify or update the disclosures contained in the Original Report.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(d) In the Original Report, the Company had stated its intention to hold the advisory vote on executive compensation (“Say-on-Pay Vote”) each year until the next required vote on the frequency of Say-on-Pay Votes (no later than the annual meeting to be held in 2017). On August 17, 2011, the Company’s Board of Directors formally approved annual Say-on-Pay Votes (and to include Say-on-Pay Votes in the Company’s annual proxy materials) until the next required vote on the frequency of Say-on-Pay Votes, at which time a further determination will be made by the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: August 25, 2011	By:	/s/ Jacqualyn A. Fouse
Jacqualyn A. Fouse
Senior Vice President and Chief Financial Officer